EXHIBIT 99.1

RESIGNATION LETTER

TO: SKYTRIP HOLDINGS, INC.

AND TO: THE DIRECTORS THEREOF

I, William Tay, hereby tender my resignation as Director, President, Secretary and Treasurer of Skytrip Holdings, Inc., a Delaware corporation, effective immediately following the consummation of the Share Purchase Agreement, dated December 15, 2007, between William Tay and Dr. Leo H. Lin.

My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

DATED this 27th day of December, 2007.

/s/ William Tay

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William Tay